8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY:	Jeffrey I. Badgley Co-Chief Executive Officer

CONTACT:	Miller Industries, Inc. J. Vincent Mish, Chief Financial Officer (423) 238-4171 Frank Madonia, General Counsel (423) 238-4171 Financial Dynamics Investor Contact: Eric Boyriven (212) 850-5600

MILLER INDUSTRIES REPORTS 2006 THIRD QUARTER RESULTS

CHATTANOOGA, Tennessee, November X, 2006 - Miller Industries, Inc. (NYSE: MLR) (the “Company”) today announced financial results for the quarter ended September 30, 2006.
For the third quarter of 2006, net sales from continuing operations were $107.4 million, compared with $89.5 million for the third quarter of 2005, an increase of 20.0%. Third quarter 2006 net income rose 23.3% to $6.7 million, or $0.58 per diluted share, compared with third quarter 2005 net income of $5.4 million, or $0.47 per diluted share, which included a loss from discontinued operations of $(30,000), or $(0.00) per diluted share.
Costs of operations for the third quarter of 2006 were $92.2 million, compared to $76.1 million in the prior year period. Gross profit for the third quarter of 2006 rose to $15.1 million from $13.4 million in the third quarter of 2005. As a percentage of net sales, gross margin was 14.1% in the third quarter of 2006, compared to 15.0% in the prior year period. The decrease in gross margin over the prior year period is a reflection of changes in product mix, including increased chassis sales, as well as higher costs of aluminum, copper and petroleum-related products over the last year, partially offset by past pricing actions.
For the third quarter of 2006, selling, general and administrative expenses were $6.6 million compared to $6.2 million for the prior year period. As a percentage of net sales, selling, general and administrative expenses were 6.2% for the third quarter of 2006, compared to 6.9% in the prior year period.

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MILLER INDUSTRIES REPORTS 2006 THIRD QUARTER RESULTS	PAGE 2

For the 2006 third quarter, the Company reported operating income (earnings before interest and taxes) of $8.5 million, or 7.9% of net sales, compared with $7.2 million for the third quarter of 2005, or 8.1% of net sales.
Interest expense for the Company’s continuing operations in the third quarter of 2006 was $851,000, compared to $853,000 in the third quarter of 2005. Total senior and junior debt at September 30, 2006, was approximately $13.3 million, down from $15.6 million at June 30, 2006, and $16.3 million at December 31, 2005.
For the nine-month period ended September 30, 2006, net sales rose 12.9% to $292.7 million compared to $259.3 million in the prior year period. For the first nine months of 2006, the Company reported net income of $18.1 million, or $1.56 per diluted share, compared to net income for the first nine months of 2005 of $12.6 million, or $1.10 per diluted share, which included a loss from discontinued operations of $(110,000), or $(0.01) per diluted share.
“We are pleased with our results in the third quarter, which saw net sales increase 20.0% and a 23.4% improvement in diluted earnings per share,” stated Jeffrey I. Badgley, President and Co-CEO of the Company.  “We continued to see strong demand from our customers on both the commercial and government sides of our business. For example, we recently received an order for 133 small wreckers for the city of New York, as well as additional orders from DataPath for approximately 300 trailers. We expect to complete delivery on these new orders by the end of the 2007 second quarter. Our new product introductions have also produced strong results. We continue to feel price pressure from our suppliers for raw materials, including aluminum, copper and petroleum-related products. To offset these pressures, we recently announced a price increase of approximately 4%.”
Mr. Badgley continued, “We also made progress with our plant modernization program. We recently started operations at our new small wrecker plant, and we continue our work on the large wrecker facility as well. One of our best opportunities to improve margins exists in improving manufacturing efficiencies and controlling product costs, and we expect these improvements to contribute to our efforts in these areas over time. We are also extremely proud that we have been able to reduce debt while paying for the costs of the plant modernizations from cash flow.”
“Going into the fourth quarter, backlog levels remain strong as we continue to see strong overall demand from our customer base,” Mr. Badgley added. “We remain committed to maintaining our position as the world’s largest manufacturer of towing and recovery equipment with the most innovative and highest quality products in the industry and we look forward to completing a very successful year.”

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MILLER INDUSTRIES REPORTS 2006 THIRD QUARTER RESULTS	PAGE 3

In conjunction with this release, Miller Industries will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, November 9, 2006, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

http://www.videonewswire.com/event.asp?id=36459

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through November 16, 2006. The replay number is (800) 642-1687, Passcode 1032012.

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

Certain matters set forth in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The words “looking forward,” “believe,” “expect,” “likely,” “should” and similar expressions identify forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties include risks related to the cyclical nature of our industry, general economic conditions and the economic health of our customers; our dependence on outside suppliers of raw materials and recent increases in the cost of aluminum, steel, petroleum-related products and other raw materials; the need to service our indebtedness; and those risks discussed in the Company’s filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in the Company’s Form 10-K for fiscal 2005, which discussion is incorporated herein by this reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements were made. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
	2006	2005	Change	2006	2005	Change
NET SALES	$107,364	$89,480	20.0%	$292,723	$259,314	12.9%

COSTS AND EXPENSES:

COST OF OPERATIONS	92,228	76,051	21.3%	249,582	223,426	11.7%

SELLING, GENERAL AND	6,632	6,214	6.7%	19,615	17,895	9.6%
ADMINISTRATIVE EXPENSES

INTEREST EXPENSE, NET	851	853	-0.2%	2,653	3,216	-17.5%

TOTAL COSTS AND EXPENSES	99,711	83,118	20.0%	271,850	244,537	11.2%

INCOME FROM CONTINUING OPERATIONS,
BEFORE INCOME TAXES	7,653	6,362	20.3%	20,873	14,777	41.3%

INCOME TAX PROVISION	967	910	6.3%	2,761	2,055	34.4%

INCOME FROM CONTINUING OPERATIONS	6,686	5,452	22.6%	18,112	12,722	42.4%

DISCONTINUED OPERATIONS:
LOSS FROM DISCONTINUED OPERATIONS,
BEFORE TAXES	-	(30)	-100.0%	-	(110)	-100.0%

INCOME TAX PROVISION	-	-	0.0%	-	-	0.0%
LOSS FROM DISCONTINUED OPERATIONS	-	(30)	-100.0%	-	(110)	-100.0%

NET INCOME	$6,686	$5,422	23.3%	$18,112	$12,612	43.6%

BASIC INCOME PER COMMON SHARE:
INCOME FROM CONTINUING OPERATIONS	$0.59	$0.49	20.4%	$1.60	$1.14	40.4%

LOSS FROM DISCONTINUED OPERATIONS	-	-	0.0%	-	(0.01)	-100.0%

BASIC INCOME	$0.59	$0.49	20.4%	$1.60	$1.13	41.6%

DILUTED INCOME PER COMMON SHARE:
INCOME FROM CONTINUING OPERATIONS	$0.58	$0.47	23.4%	$1.56	$1.11	40.6%

LOSS FROM DISCONTINUED OPERATIONS	-	-	0.0%	-	(0.01)	-100.0%

DILUTED INCOME	$0.58	$0.47	23.4%	$1.56	$1.10	41.8%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,360	11,234	1.1%	11,334	11,209	1.1%
DILUTED	11,577	11,505	0.6%	11,589	11,447	1.2%